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                                                                [CITIGROUP LOGO]

FOR IMMEDIATE RELEASE
CITIGROUP INC. (NYSE SYMBOL: C)
AUGUST 1, 2005

              CITIGROUP COMPLETES MERGER OF BANK HOLDING COMPANIES

New York, New York - Citigroup today announced it has completed the merger of its two intermediate bank holding companies, Citigroup Holdings Company and Citicorp, into Citigroup. As a result of this merger, Citigroup will assume all existing indebtedness and outstanding guarantees of Citicorp, and Citicorp will no longer file periodic reports with the Securities and Exchange Commission. The merger marks the last step in the company's previously announced consolidation of capital markets funding activities.

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Citigroup (NYSE: C), the leading global financial services company, has some 200 million customer accounts and does business in more than 100 countries, providing consumers, corporations, governments and institutions with a broad range of financial products and services, including consumer banking and credit, corporate and investment banking, insurance, securities brokerage, and asset management. Major brand names under Citigroup's trademark red umbrella include Citibank, CitiFinancial, Primerica, Smith Barney, and Banamex. Additional information may be found at www.citigroup.com.

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Media Contacts:               Leah Johnson            (212) 559-9446
                              Shannon Bell            (212) 793-6206
Investors:                    Art Tildesley           (212) 559-2718
Fixed Income Investors:       John Randel             (212) 559-5091

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